UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011 (September 28, 2011)

0-16211
(Commission File Number)

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) On May 27, 2011, DENTSPLY International Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Filing”) with the Securities and Exchange Commission to report the voting results of its Annual Meeting of Stockholders held on May 25, 2011 (the “Annual Meeting”), including, among other matters, the results of the stockholder vote on an advisory proposal concerning the frequency of future advisory votes on executive compensation.  This Current Report on Form 8-K/A is being filed to amend the Initial Filing to disclose the decision of the Company’s Board of Directors as to how frequently the Company will conduct future advisory votes on executive compensation.

As reported in the Initial Filing, at the Annual Meeting, a majority of stockholders voted, on an advisory basis, to conduct future advisory votes every year.  After consideration of this vote and other factors, the Company’s Board of Directors decided, at its meeting of September 28, 2011, to adopt a policy of conducting an annual advisory vote on executive compensation, until the next advisory vote on the frequency of advisory votes on executive compensation, which is expected to occur no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY International Inc.

	By:	/s/ Deborah M. Rasin
Deborah M. Rasin Vice President, Secretary & General Counsel

Date: September 30, 2011